Exhibit 99.1

[LOGO OF MONROE BANCORP]               Date: January 24, 2005
                                       Contact: Mark D. Bradford, President and
                                                ----------------
                                       Chief Executive Officer, (812) 331-3455
                                       Media Contact: Ashley Mattick,
                                                      --------------
                                       VP, Marketing Director, (812) 353-7705
                                       Toll-free: (800) 319-2664
                                       Fax: (812) 331-3445
                                       WWW: http://www.monroebank.com

FOR IMMEDIATE RELEASE
---------------------


                  MONROE BANK REPORTS RECORD EARNINGS FOR 2005
                Income up 7.7 percent; assets exceed $700 million

BLOOMINGTON, IND. - January 24, 2006 - Monroe Bancorp (the "Company"), NASDAQ:
MROE, the independent Bloomington-based holding company for Monroe Bank (the "Bank"), reported a net income of $7,223,000 or $1.09 per basic and diluted common share, for the year ended December 31, 2005, compared to $6,705,000 or $1.01 per basic and diluted common share for 2004. This represents a 7.7 percent increase in net income.

Return on average shareholders' equity (ROE) for 2005 was 14.93 percent, compared to 14.44 percent for the year ended December 31, 2004. Return on average assets (ROA) for the year ended December 31, 2005 was 1.09 percent, compared to 1.10 percent for 2004.

"I'm pleased by the earnings growth that we achieved during 2005," said Mark D. Bradford, President and Chief Executive Officer of Monroe Bancorp and Monroe Bank. "The earnings growth is particularly gratifying in view of the expenses that we have incurred as we prepare to open our first full service branch in Hendricks County."

FINANCIAL PERFORMANCE

The Company's loan balance at December 31, 2005 was 10.1 percent greater than the loan balance at December 31, 2004, with most of the growth taking place in loans secured by commercial real estate. Net interest income before the provision for loan losses increased 4.8 percent to $20,824,000 for the year ended December 31, 2005 compared to $19,864,000 for 2004. The net interest margin compressed throughout 2005, declining from 3.52 percent for the year ended December 31, 2004, to 3.37 percent for 2005. The decline in net interest margin was largely the result of the increased cost of deposits and the impact of the relatively flat yield curve on investment and loan yields.

Noninterest income totaled $9,258,000 for the year ended December 31, 2005, compared to $8,302,000 in the corresponding period of 2004. Included in noninterest income are net realized and unrealized securities gains of $169,000 in 2005, and $432,000 in 2004. Excluding net realized and unrealized securities gains, noninterest income for the year ended December 31, 2005 increased $1,219,000 or 15.5 percent over the 2004 amount.

"Growing noninterest income in areas such as deposit fees, trust fees and fees from the sale of residential mortgages is an important part of our business plan. The increase in noninterest income helped offset the pressure on our net interest margin", said Mr. Bradford.

The trust and asset management area continues to be a strong contributor to the success of the Company. Trust fees grew to $1,545,000 for the year ended December 31, 2005, an increase of $169,000 or 12.3 percent. Trust assets under management totaled $237,026,000 at December 31, 2005. Service charges on deposit accounts increased by $568,000 over the 2004 level, an increase of 19.1 percent. Fees earned by the sale of residential mortgages also showed good growth in 2005, up 17.6 percent ($185,000) from 2004.

                                            Monroe Bancorp Reports 2005 Earnings
                                                                     Page 2 of 6

Total noninterest expense increased 6.7 percent to $18,054,000 for year ended December 31, 2005, as compared to $16,921,000 for 2004. Included in noninterest expense is unrealized appreciation related to the directors' and executives' deferred compensation plan in the amount of $187,000 for 2005 and $259,000 for 2004. This unrealized appreciation had no impact on net income. Non-interest expense, excluding the effect of the unrealized appreciation, grew 7.2 percent, from $16,662,000 for the twelve months ended December 31, 2004 to $17,867,000 for 2005.

ASSET QUALITY

The Company's loan delinquency ratio, which is loan balances past due 30 days or more as a percent of total loans, was 0.45 percent at December 31, 2005, down from 0.92 percent at December 31, 2004, a reduction of 51.1 percent. In addition to the improved delinquency ratio, the Company's focus on improving asset quality produced a 49.9 percent reduction in non-performing assets and 90-day past due loans year over year. At December 31, 2005, non-performing assets and 90-day past due loans totaled $2,032,000 (0.28 percent of total assets) compared to $4,053,000 (0.64 percent of total assets) one year earlier.

FINANCIAL CONDITION

Assets for the Company exceeded $700,000,000 for the first time in 2005, ending the year at $713,060,000, an increase of 12.5 percent from the December 31, 2004 total assets of $633,970,000. Loans, including loans held for sale, totaled $525,466,000 on December 31, 2005, a 10.1 percent increase from total loans on December 31, 2004, which were $477,085,000.

Strong growth in time deposits, particularly deposits greater than $100,000 (jumbo CDs), contributed to an overall deposit increase of 19.2 percent. Total deposits at December 31, 2005 were $576,181,000 compared to $483,534,000 at December 31, 2004, an increase of $92,647,000. Deposits, excluding jumbo CDs, increased by $44,251,000 or 11.1 percent during 2005.

OTHER COMPANY NEWS

The Company also listed the following among its accomplishments and announcements in 2005:

     o The Company's annual cash dividend was increased to $0.4745 for 2005. The dividend has increased each year for the past 17 years. Additionally, the Company paid a 10 percent stock dividend on November 17, 2005.

     o In April of 2005, Charles R. Royal, Jr. of the Royal Group was named Chairman of the Board of Directors of Monroe Bancorp, succeeding David Baer, who announced his retirement at the Annual Meeting of Shareholders in April. Mr. Royal has served as a director of the Company and Bank since 1987 and brings significant business expertise to the Bank.

                                            Monroe Bancorp Reports 2005 Earnings
                                                                     Page 3 of 6

     o The Bank hired Scot Davidson as Senior Vice President of Retail Banking in March of 2005. With over 25 years of experience in the banking industry, Mr. Davidson is charged with overseeing the retail banking and marketing functions Bank-wide.

     o In addition, the Bank hired Christopher Tietz as Senior Vice President, Chief Credit Officer in October of 2005. Mr. Tietz has been in the financial services industry for 20 years, with extensive experience in business and commercial lending and credit management.

     o The Carmel loan production office opened at the end of the first quarter of 2005, marking the Bank's entry into the attractive northern Indianapolis market. The construction of the new full service Brownsburg banking center, which opened for business on January 16, 2006, marked the beginning of Monroe Bank's planned transfer of Hendricks County locations from storefronts to full-service banking centers.

     o Through volunteerism, Monroe Bank continued to demonstrate its commitment to the communities in which it does business. In October, Monroe Bank employees participated in their 10th annual Day of Caring. Over 130 employees from the Bank's service areas were provided a paid half day off to volunteer for local agencies. In addition, employees rallied to support the relief efforts for the victims of Hurricane Katrina.

ABOUT MONROE BANCORP

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892 and offers a full range of financial, trust and investment services through its 16 offices in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(R) National Stock Market under the symbol MROE.

See attachment for additional financial information. For further information, contact: Mark D. Bradford, President and Chief Executive Officer, (812) 331-3455.

USE OF NON-GAAP FINANCIAL INFORMATION
-------------------------------------

To supplement the Company's consolidated condensed financial statements presented on a GAAP basis, the Company has used non-GAAP additional measures of operating results, non-interest income, and non-interest expense adjusted to exclude certain costs, expenses, gains and losses it believes appropriate to enhance an overall understanding of the Company's past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company's marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS
--------------------------

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, charge-offs and loan loss provisions;
(4) general economic conditions, either national or in the markets in which the Company does business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the business of the Company; and (6) changes in real estate values or the real estate markets. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

                                     - ## -

                                            Monroe Bancorp Reports 2005 Earnings
                                                                     Page 4 of 6

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                                    Quarters Ended
                                                       -------------------------------------------------------------------------
BALANCE SHEET *                                          Dec 2005      Sept 2005       Jun 2005       Mar 2005        Dec 2004
----------------------------------------------------   ------------   ----------     ------------   ------------   -------------
Cash and Interest-earning deposits                     $     29,500   $     24,778   $     29,610   $     19,799   $     21,396
Federal Funds Sold                                            7,100              -              -              -              -
Securities                                                  119,244        113,672        113,232        108,870        109,712
Total Loans                                                 525,466        511,752        505,315        489,079        477,085
     Loans Held for Sale                                      1,308          3,331          5,739          2,661          2,740
     Commercial & Industrial                                 91,277         88,896         90,157         90,837         86,412
     Real Estate:
          Commercial & Residential                          317,472        310,161        301,000        293,401        284,303
          Construction & Vacant Land                         68,066         62,125         63,609         60,596         61,828
          Home Equity                                        27,479         27,892         26,279         24,409         25,390
     Installment Loans                                       19,864         19,347         18,531         17,175         16,412
Reserve for Loan Losses                                       5,585          5,523          5,608          5,450          5,194
Bank Premises and Equipment                                  13,039         12,468         12,205         11,610         11,575
Federal Home Loan Bank Stock                                  2,545          2,545          2,494          2,464          2,439
Interest Receivable and Other Assets                         21,751         18,876         18,480         18,443         16,957
          Total Assets                                 $    713,060   $    678,568   $    675,728   $    644,815   $    633,970

Total Deposits                                         $    576,181   $    539,823   $    529,559   $    513,826   $    483,534
     Noninterest Checking                                    85,198         92,258         96,363         83,287         71,142
     Interest Bearing Checking & NOW                        109,359        113,257        116,577        117,009        102,495
     Regular Savings                                         21,015         21,440         21,747         22,751         23,608
     Money Market Savings                                    93,621         81,345         80,583         76,173         80,054
     CDs Less than $100,000                                 121,592        119,975        116,987        115,284        110,040
     CDs Greater than $100,000                              134,254        100,038         86,109         88,986         85,717
     Other Time                                              11,142         11,510         11,193         10,336         10,478
Total Borrowings                                             76,762         82,371         90,438         77,243         97,378
     Federal Funds Purchased                                      -            125          6,050          5,100         17,000
     Securities Sold Under Repurchase Agreement              40,519         44,865         34,253         37,540         41,761
     FHLB Advances                                           33,781         36,833         48,875         34,029         38,029
     Loans Sold Under Repurchase Agreement                    2,462            548          1,260            574            588
Interest Payable and Other Liabilities                        9,603          6,535          6,763          6,291          5,674
          Total Liabilities                                 662,546        628,729        626,760        597,360        586,586
Shareholders Equity                                          50,514         49,839         48,968         47,455         47,384
          Total Liabilities and Shareholders' Equity   $    713,060   $    678,568   $    675,728   $    644,815   $    633,970

Book Value Per Share                                   $       7.64   $       7.55   $       7.42   $       7.19   $       7.18
End of period shares issued and outstanding               6,639,912      6,639,912      6,639,912      6,639,912      6,638,621
Less:  Unearned ESOP shares                                  31,900         35,001         36,449         37,896         39,344
End of Period Shares Used to Calculate Book Value         6,608,012      6,604,912      6,603,464      6,602,016      6,599,277

                                                               Years Ended
                                                       ---------------------------
BALANCE SHEET *                                          Dec 2005       Dec 2004
----------------------------------------------------   ------------   ------------
Cash and Interest-earning deposits                     $     29,500   $     21,396
Federal Funds Sold                                            7,100              -
Securities                                                  119,244        109,712
Total Loans                                                 525,466        477,085
     Loans Held for Sale                                      1,308          2,740
     Commercial & Industrial                                 91,277         86,412
     Real Estate:
          Commercial & Residential                          317,472        284,303
          Construction & Vacant Land                         68,066         61,828
          Home Equity                                        27,479         25,390
     Installment Loans                                       19,864         16,412
Reserve for Loan Losses                                       5,585          5,194
Bank Premises and Equipment                                  13,039         11,575
Federal Home Loan Bank Stock                                  2,545          2,439
Interest Receivable and Other Assets                         21,751         16,957
           Total Assets                                     713,060   $    633,970
Total Deposits                                         $    576,181   $    483,534
     Noninterest Checking                                    85,198         71,142
     Interest Bearing Checking & NOW                        109,359        102,495
     Regular Savings                                         21,015         23,608
     Money Market Savings                                    93,621         80,054
     CDs Less than $100,000                                 121,592        110,040
     CDs Greater than $100,000                              134,254         85,717
     Other Time                                              11,142         10,478
Total Borrowings                                             76,762         97,378
     Federal Funds Purchased                                      -         17,000
     Securities Sold Under Repurchase Agreement              40,519         41,761
     FHLB Advances                                           33,781         38,029
     Loans Sold Under Repurchase Agreement                    2,462            588
Interest Payable and Other Liabilities                        9,603          5,674
          Total Liabilities                                 662,546        586,586
Shareholders Equity                                          50,514         47,384
          Total Liabilities and Shareholders' Equity   $    713,060   $    633,970
Book Value Per Share                                   $       7.64   $       7.18
End of period shares issued and outstanding               6,639,912      6,638,621
Less:  Unearned ESOP shares                                  31,900         39,344
End of Period Shares Used to Calculate Book Value         6,608,012      6,599,277

* period end numbers

                                            Monroe Bancorp Reports 2005 Earnings
                                                                     Page 5 of 6

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                                Quarters Ended
                                                       --------------------------------------------------------------
                    INCOME STATEMENT                     Dec 2005    Sept 2005     Jun 2005     Mar 2005     Dec 2004
----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Interest Income                                        $    9,659   $    9,046   $    8,386   $    7,788   $    7,538
Interest Expense                                            4,367        3,716        3,210        2,762        2,499
Net Interest Income                                         5,292        5,330        5,176        5,026        5,039
Loan Loss Provision                                           240          240          330          330          330
Total Noninterest Income                                    2,215        2,528        2,481        2,034        2,232
     Service Charges on Deposit Accounts                      936          914          932          756          764
     Trust Fees                                               387          396          386          376          342
     Commission Income                                        147          241          287          225          229
     Gain on Sale of Loans                                    215          445          338          237          269
     Realized Gains (Losses) on Securities                      1           (5)          33           66            -
     Unrealized Gains (Losses) on Trading Securities
          Associated with Directors' Deferred Comp Plan         3           66           51          (46)         172
     Other Operating Income                                   526          471          454          420          456
Total Noninterest Expense                                   4,546        4,716        4,523        4,269        4,350
     Salaries & Wages                                       1,902        1,923        1,774        1,730        1,636
     Commissions & Incentive Compensation                     366          582          502          433          446
     Employee Benefits                                        411          375          364          416          424
     Premises & Equipment                                     711          661          638          644          627
     Advertising                                              174          176          184          119          109
      Legal Fees                                               56          107          183          180          110
     Appreciation (Depreciation) in Directors'
         Deferred Compensation Plan                            61           91           67          (32)         195
     Other Operating Expenses                                 865          801          811          779          803
Income Before Income Tax                                    2,721        2,902        2,804        2,461        2,592
Income Tax Expense (Benefit)                                  901          994          952          818          864
Net Income After Tax & Before Extraordinary Items           1,820        1,908        1,852        1,643        1,728
Extraordinary Items                                             -            -            -            -            -
Net Income                                             $    1,820   $    1,908   $    1,852   $    1,643   $    1,728
Basic Earnings Per Share                               $     0.28   $     0.29   $     0.28   $     0.25   $     0.26
Diluted Earnings Per Share                                   0.27         0.29         0.28         0.25         0.26

                                                             Years Ended
                                                       -----------------------
                    INCOME STATEMENT                     Dec 2005     Dec 2004
----------------------------------------------------   ----------   ----------
Interest Income                                        $   34,879   $   28,732
Interest Expense                                           14,055        8,868
Net Interest Income                                        20,824       19,864
Loan Loss Provision                                         1,140        1,320
Total Noninterest Income                                    9,258        8,302
     Service Charges on Deposit Accounts                    3,538        2,970
     Trust Fees                                             1,545        1,376
     Commission Income                                        900          932
     Gain on Sale of Loans                                  1,235        1,050
     Realized Gains (Losses) on Securities                     95          211
     Unrealized Gains (Losses) on Trading Securities
          Associated with Directors' Deferred Comp Plan        74          221
     Other Operating Income                                 1,871        1,542
Total Noninterest Expense                                  18,054       16,921
     Salaries & Wages                                       7,329        6,859
     Commissions & Incentive Compensation                   1,883        1,580
     Employee Benefits                                      1,566        1,685
     Premises & Equipment                                   2,654        2,474
     Advertising                                              653          598
      Legal Fees                                              526          506
     Appreciation (Depreciation) in Directors'
         Deferred Compensation Plan                           187          259
     Other Operating Expenses                               3,256        2,960
Income Before Income Tax                                   10,888        9,925
Income Tax Expense (Benefit)                                3,665        3,220
Net Income After Tax & Before Extraordinary Items           7,223        6,705
Extraordinary Items                                                          -
Net Income                                             $    7,223   $    6,705
Basic Earnings Per Share                               $     1.09   $     1.01
Diluted Earnings Per Share                                   1.09         1.01

                                            Monroe Bancorp Reports 2005 Earnings
                                                                     Page 6 of 6

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                                Quarters Ended
                                                       --------------------------------------------------------------
                     ASSET QUALITY                      Dec 2005    Sept 2005     Jun 2005     Mar 2005     Dec 2004
----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Net Charge-Offs (Recoveries)                           $      178   $      325   $      172   $       74   $      (35)
OREO Expenses (Gains)                                          19           27           12           31          (27)
    Total Credit Charges                               $      197   $      352   $      184   $      105   $      (62)

Nonperforming Loans                                    $    1,933   $    2,345   $    3,257   $    3,545   $    3,674
OREO                                                            -          109          463          350          350
      Nonperforming Assets                                  1,933        2,454        3,720        3,895        4,024
90 Day Past Due Loans net of Nonperforming Loans               99          150          182           12           29
      Nonperforming Assets + 90 day PD/Assets          $    2,032   $    2,604   $    3,902   $    3,907   $    4,053

                                                             Years Ended
                                                       -----------------------
                     ASSET QUALITY                      Dec 2005     Dec 2004
----------------------------------------------------   ----------   ----------
Net Charge-Offs (Recoveries)                           $      749   $    1,145
OREO Expenses (Gains)                                          89           70
    Total Credit Charges                               $      838   $    1,215

Nonperforming Loans                                    $    1,933   $    3,674
OREO                                                            -          350
      Nonperforming Assets                                  1,933        4,024
90 Day Past Due Loans net of Nonperforming Loans               99           29
      Nonperforming Assets + 90 day PD/Assets          $    2,032   $    4,053

                                                                                Quarters Ended
                                                        -------------------------------------------------------------
RATIO ANALYSIS - CREDIT QUALITY*                         Dec 2005    Sept 2005    Jun 2005     Mar 2005     Dec 2004
----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
NCO/Loans                                                    0.14%        0.25%        0.14%        0.06%      -0.03%
Credit Charges/Loans & OREO                                  0.15%        0.28%        0.15%        0.09%      -0.05%
Nonperforming Loans/Loans                                    0.37%        0.46%        0.64%        0.72%        0.77%
Nonperforming Assets/Loans &OREO                             0.37%        0.48%        0.74%        0.80%        0.84%
Nonperforming Assets/Assets                                  0.27%        0.36%        0.55%        0.60%        0.63%
Nonperforming Assets+ 90 day PD/Assets                       0.28%        0.38%        0.58%        0.61%        0.64%
Reserve/Nonperforming Loans                                288.93%      235.52%      172.18%      153.74%      141.37%
Reserve/Total Loans                                          1.06%        1.08%        1.11%        1.11%        1.09%
Equity & Reserves/Nonperforming Assets                    2902.17%     2255.99%     1467.10%     1358.28%     1306.61%
OREO/Nonperforming Assets                                    0.00%        4.44%       12.45%        8.99%        8.70%

                                                             Years Ended
                                                       -----------------------
RATIO ANALYSIS - CREDIT QUALITY*                        Dec 2005     Dec 2004
----------------------------------------------------   ----------   ----------
NCO/Loans                                                    0.14%        0.24%
Credit Charges/Loans & OREO                                  0.16%        0.25%
Nonperforming Loans/Loans                                    0.37%        0.77%
Nonperforming Assets/Loans &OREO                             0.37%        0.84%
Nonperforming Assets/Assets                                  0.27%        0.63%
Nonperforming Assets+ 90 day PD/Assets                       0.28%        0.64%
Reserve/Nonperforming Loans                                288.93%      141.37%
Reserve/Total Loans                                          1.06%        1.09%
Equity & Reserves/Nonperforming Assets                    2902.17%     1306.61%
OREO/Nonperforming Assets                                    0.00%        8.70%

                                                                                Quarters Ended
                                                       --------------------------------------------------------------
RATIO ANALYSIS - CAPITAL ADEQUACY *                      Dec 2005    Sept 2005     Jun 2005     Mar 2005     Dec 2004
----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Equity/Assets                                                7.08%        7.34%        7.25%        7.36%        7.47%
Equity/Loans                                                 9.61%        9.74%        9.69%        9.70%        9.93%

                                                             Years Ended
                                                       -----------------------
RATIO ANALYSIS - CAPITAL ADEQUACY *                     Dec 2005    Dec 2004
----------------------------------------------------   ----------   ----------
Equity/Assets                                                7.08%        7.47%
Equity/Loans                                                 9.61%        9.93%

                                                                                Quarters Ended
                                                       --------------------------------------------------------------
RATIO ANALYSIS - PROFITABILITY                          Dec 2005     Sept 2005    Jun 2005     Mar 2005     Dec 2004
----------------------------------------------------   ----------   ----------   ----------   ----------   ----------
Return on Average Assets                                     1.04%        1.13%        1.14%        1.05%        1.10%
Return on Average Equity                                    15.02%       15.24%       15.39%       13.94%       14.54%
Net Interest Margin (tax-equivalent) (1)                     3.37%        3.50%        3.52%        3.51%        3.52%

                                                             Years Ended
                                                       -----------------------
RATIO ANALYSIS - PROFITABILITY                          Dec 2005    Dec 2004
----------------------------------------------------   ----------   ----------
RATIO ANALYSIS - PROFITABILITY
Return on Average Assets                                     1.09%        1.10%
Return on Average Equity                                    14.93%       14.44%
Net Interest Margin (tax-equivalent) (1)                     3.48%        3.62%

*    Based on period end numbers
(1) Interest income on tax-exempt securities has been adjusted to a tax equivalent basis using a marginal income tax rate of 40%.